Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Envoy Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectus*

Security Type	Security Class Title	Amount of Securities Previously Registered(1)(2)		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock, $0.0001 par value per share	35,373,026	(1)	$46,692,394		S-1	333-276590	May 2, 2024
Equity	Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $1.50 per share	3,874,394		–	(4)	S-1	333-276590	May 2, 2024

*	Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the registrant’s Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to which this exhibit relates.

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Consists of (i) up to 14,166,666 shares of Class A Common Stock issuable upon the exercise of 14,166,666 Public Warrants, (ii) up to 3,588,406 shares of Class A Common Stock issuable upon the conversion of 4,126,667 shares of Series A Preferred Stock, (iii) up to 3,209,511 shares of Class A Common Stock issuable upon the exercise of 3,874,394 Shortfall Warrants, and (iv) 13,418,923 outstanding shares of Class A Common Stock.

(3)	Consists of (i) up to 14,166,666 shares of Class A Common Stock issuable upon the exercise of 14,166,666 Public Warrants, (ii) up to 3,913,043 shares of Class A Common Stock issuable upon the conversion of 4,500,000 shares of Series A Preferred Stock, (iii) up to 3,874,394 shares of Class A Common Stock issuable upon the exercise of 3,874,394 Shortfall Warrants and (iv) 13,418,923 outstanding shares of Class A Common Stock

(4)	In accordance with Rule 457(g), the entire registration fee for the Shortfall Warrants is allocated to the shares of Class A Common Stock underlying the Shortfall Warrants, and no separate fee is payable for the Shortfall Warrants.